EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD REPORTS FIRST QUARTER 2019 RESULTS
Assets Under Management $7.0 Billion at Quarter End
Total Revenue Increased 31% in the First Quarter
Net Loss Attributable to Common Stockholders was $2.6 Million in the First Quarter
Adjusted EBITDA Increased 110% in the First Quarter
Adjusted Net Income per Share Increased 39% in the First Quarter
Announced Enhanced Return Funding Program with Braemar Hotels & Resorts

DALLAS, May 2, 2019 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today reported the following results and performance measures for the first quarter ended March 31, 2019. Unless otherwise stated, all reported results compare the first quarter ended March 31, 2019, with the first quarter ended March 31, 2018 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
STRATEGIC OVERVIEW

•	High-growth, fee-based business model

•	Diversified platform of multiple fee generators

•	Seeks to grow in three primary areas:

◦	Expanding existing platforms accretively, and accelerating performance to earn incentive fees;

◦	Starting new platforms for additional base and incentive fees; and

◦
Investing in or incubating strategic businesses that can achieve accelerated growth through doing business with our existing platforms, and by leveraging our deep knowledge and extensive relationships within the hospitality sector

•	Highly-aligned management team with superior long-term track record

•	Leader in asset and investment management for the real estate & hospitality sectors

FINANCIAL AND OPERATING HIGHLIGHTS

•
Net loss attributable to common stockholders for the first quarter of 2019 totaled $2.6 million, or $1.13 per diluted share, compared with a net loss of $5.7 million, or $2.84 per diluted share, in the prior-year quarter. Adjusted net income for the first quarter was $10.1 million, or $2.39 per diluted share, compared with $4.6 million, or $1.72 per diluted share, in the prior-year quarter.

•	Total revenue for the first quarter of 2019 was $63.3 million, reflecting a growth rate of 31% over the prior-year quarter.

•	Adjusted EBITDA for the first quarter was $11.3 million, reflecting a growth rate of 110% over the prior-year quarter.

•	At the end of the first quarter of 2019, the Company had approximately $7.0 billion of assets under management, representing 8.1% growth over last quarter.

Ashford Reports First Quarter Results

May 2, 2019

•	On January 17, 2019, the Company announced the new Enhanced Return Funding Program agreement with Braemar Hotels & Resorts.

•	During the quarter, J&S Audio Visual completed the acquisition of substantially all of the assets of BAV, an integrated provider of audio visual services based in Buffalo, New York.

•	As of March 31, 2019, the Company had corporate cash of $37.0 million.

ENHANCED RETURN FUNDING PROGRAM WITH BRAEMAR HOTELS & RESORTS
On January 17, 2019, the Company announced that it entered into an agreement with Braemar Hotels & Resorts, Inc. (NYSE: BHR) (“Braemar”) for the new Enhanced Return Funding Program (“ERFP” or the “Program”).  Under the Program with Braemar, the Company has agreed to provide up to $50 million in connection with the acquisition by Braemar of additional hotels. Ashford will provide 10% of the purchase price of each hotel acquired by Braemar up to $500 million in total acquisitions. The Program is expected to generate attractive returns on invested capital for Ashford via incremental base advisory fees, potential incentive fees, fees for various products and services offered, and tax savings.

Braemar’s acquisition of the Ritz-Carlton Lake Tahoe located in Truckee, California, which was completed on January 15, 2019, is the first hotel acquisition by Braemar to benefit from the Program. In connection with this acquisition, and subject to the terms of the ERFP, the Company has committed to providing Braemar with approximately $10.3 million of cash via the future purchase of hotel furniture, fixtures, and equipment (“FF&E”) at Braemar properties.

ENHANCED RETURN FUNDING PROGRAM WITH ASHFORD TRUST
During the second quarter of 2018, the Company entered into an agreement with Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or “Trust”) for an ERFP. Under the Program with Trust, the Company agreed to provide $50 million in connection with the acquisition by Trust of additional hotels. Ashford will provide 10% of the purchase price of each hotel acquired by Trust, and, to date, Trust has acquired four hotels for a combined $406 million under the Program.

During the quarter, Trust completed the acquisition of the Embassy Suites New York Midtown Manhattan in New York, New York for $195 million, which is the third Trust hotel acquisition to benefit from the ERFP. In connection with the acquisition, the Company has committed to provide Ashford Trust with approximately $19.5 million of cash under the ERFP via the future purchase of FF&E at Trust properties.

During the quarter, Trust completed the acquisition of the Hilton Santa Cruz/Scotts Valley in Santa Cruz, California for $50 million, becoming the fourth Trust hotel acquisition to benefit from the ERFP. In connection with the acquisition, the Company provided Ashford Trust with approximately $5 million of cash under the ERFP via the purchase of FF&E at Trust properties.

PREMIER PROJECT MANAGEMENT UPDATE
In August 2018, the Company completed the acquisition of Premier Project Management (“Premier”) for $203 million. Premier provides comprehensive and cost-effective design, development, and project management services. It provides project oversight, coordination, planning, and execution of renovation, capital expenditure or ground-up development projects. Its operations are responsible for managing and implementing substantially all capital improvements at Ashford Trust and Braemar hotels. Additionally, it has extensive experience working with many of the major hotel brands in the areas of renovating, converting, developing or repositioning hotels. Premier generated $7.8 million of revenue and $3.7 million of Adjusted EBITDA in the first quarter, including $800,000 of revenue from its new architectural services initiative.

Ashford Reports First Quarter Results

May 2, 2019

J&S AUDIO VISUAL UPDATE
The Company owns a controlling interest in a privately-held company that conducts the business of J&S Audio Visual in the United States, Mexico, and the Dominican Republic (“J&S”). J&S provides an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration, making J&S a leading single-source solution for their clients’ meeting and event needs. During the quarter, J&S completed the acquisition of substantially all of the assets of BAV, an integrated provider of audio and visual services based in Buffalo, New York, for approximately $5 million in cash and $4 million of Ashford common stock (excluding transaction costs, working capital adjustments, and contingent consideration). After giving effect to the transaction, the Company owns an approximate 88% interest in the common equity of J&S. With over 30 years of operating history, BAV provides integrated single-source audio visual services with a well-diversified geographical presence and customer base. BAV has a strong presence in many east coast markets, including New York and Washington D.C., with an operational presence in approximately 32 states across the U.S. representing approximately 100 clients and nearly 200 events annually. BAV’s estimated customer retention rate is approximately 90% which highlights the high level of customer service, professional production quality, and unique, tailored solutions the company provides. J&S expects revenue, market, service offering and customer diversification benefits considering BAV’s focus on customer satisfaction and professional quality. BAV does not currently have any contracts in place with Ashford asset-managed hotels. During the first quarter, J&S had revenue growth of 33% compared to the prior-year period. Additionally, at the end of the first quarter, J&S had multi-year contracts in place with 84 hotels and convention centers, in addition to regular business representing over 2,700 annual events and productions, 500 venue locations, and 750 clients.

RED HOSPITALITY & LEISURE UPDATE
RED Hospitality & Leisure (“RED Hospitality”) is a leading provider of watersports activities and other travel and transportation services in the U.S. Virgin Islands. RED Hospitality has several potential future avenues for growth, including: opportunities to expand into several other hotels at Ashford-advised REIT platforms; expansion in the USVI, elsewhere in the Caribbean market, and the U.S. To that end, with the commencement of ferry transportation services and beach and watersports services to the Westin St. John in January, continued beach and watersports services to the Ritz-Carlton St. Thomas Club - the timeshare and rental property adjacent to the Ritz-Carlton St. Thomas hotel - and increased direct bookings and private charter business, in the first quarter, RED Hospitality generated $1.6 million of revenue and $394,000 of Adjusted EBITDA. First quarter revenue growth was 509% compared to the prior-year period, and Adjusted EBITDA growth was 359% compared to the prior-year period. Moreover, RED Hospitality generated more Adjusted EBITDA in the first quarter this year than in the full year 2018.

FINANCIAL RESULTS
Net loss attributable to common stockholders for the quarter totaled $2.6 million, or $1.13 per diluted share, compared with a net loss of $5.7 million, or $2.84 per diluted share, in the prior-year quarter. Adjusted net income for the quarter was $10.1 million, or $2.39 per diluted share, compared with $4.6 million, or $1.72 per diluted share in the prior-year quarter.

For the quarter ended March 31, 2019, base advisory fee revenue was $10.6 million. The base advisory fee revenue in the first quarter was comprised of $8.0 million from Ashford Trust and $2.6 million from Braemar.

Adjusted EBITDA for the quarter was $11.3 million, compared with $5.4 million for the first quarter of 2018, reflecting a growth rate of 110%.

Ashford Reports First Quarter Results

May 2, 2019

CAPITAL STRUCTURE
At the end of the first quarter of 2019, the Company had approximately $7.0 billion of assets under management from its advised platforms. The Company had corporate cash of $37.0 million, 2.8 million fully diluted shares, and a current fully diluted equity market capitalization of approximately $153 million. The Company’s financial results include 1.45 million common shares associated with its Series B convertible preferred stock. The Company had $24.9 million of loans at March 31, 2019, of which approximately $3.2 million related to its joint venture partners’ share of those loans.

QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS

ASHFORD TRUST HIGHLIGHTS

•
During the quarter, Trust completed the acquisition of the 310-room Embassy Suites New York Midtown Manhattan in New York, New York for $195 million. This was the third Trust acquisition to benefit from the ERFP.

•
During the quarter, Trust completed the acquisition of the 178-room Hilton Santa Cruz/Scotts Valley in Santa Cruz, California for $50 million. This was the fourth Trust acquisition to benefit from the ERFP.

•	During the quarter, Trust refinanced a mortgage loan secured by two hotels with an outstanding balance totaling approximately $178 million with a new loan totaling $240 million.

BRAEMAR HOTELS & RESORTS HIGHLIGHTS

•	During the quarter, Braemar entered into the new Enhanced Return Funding Program with Ashford Inc.

•	During the quarter, Braemar completed the acquisition of the 170-room Ritz-Carlton Lake Tahoe in Truckee, California. This was the first Braemar acquisition to benefit from the ERFP.

•	During the quarter, Braemar refinanced a mortgage loan with an existing outstanding balance totaling approximately $187 million with a new mortgage loan totaling $195 million.

•	Braemar remains on track with its Autograph Collection conversion at the Courtyard San Francisco Downtown.

•
Subsequent to quarter end, Braemar announced the planned opening of The Notary Hotel, an Autograph Collection property, in downtown Philadelphia after a multi-million dollar conversion of its Courtyard Downtown Philadelphia.

“We are pleased with our first quarter results, which reflect the diligent execution of our operating strategy,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “We also remain excited about our Enhanced Return Funding Program with our advised platforms. To date, the ERFP initiative has resulted in the acquisition of five high-quality hotels totaling over $500 million in new assets, and these two Programs should continue to create substantial growth in assets under management for us while also delivering attractive returns to our shareholders and the shareholders of our advised platforms. Additionally, we continue to use our hospitality and management experience to identify and invest in unique business opportunities in the industry and, consistent with those efforts, we are excited about J&S’ recent acquisition of BAV. Looking ahead, we remain committed to maximizing value for our shareholders as we look to opportunistically grow our business by accretively expanding our existing REIT platforms, adding additional investment platforms and investing in other hospitality-related businesses through which we can accelerate meaningful, profitable growth.”

Ashford Reports First Quarter Results

May 2, 2019

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Friday, May 3, 2019, at 12:00 p.m. ET. The number for this interactive teleconference is (323) 794-2588.  A replay of the conference call will be available through Friday, May 10, 2019, by dialing (719) 457-0820 and entering the confirmation number 2573500.

The Company will also provide an online simulcast and rebroadcast of its first quarter 2019 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company's web site, www.ashfordinc.com on Friday, May 3, 2019, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended and our Current Report on Form 8-K to reflect the acquisition of the Remington project management business.

* * * * *

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward Looking Statements

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," “can,” "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control.

Ashford Reports First Quarter Results

May 2, 2019

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse litigation or regulatory developments; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; risks associated with the Remington Project Management business combination transaction, such as the risk that the Project Management business will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized. These and other risk factors are more fully discussed in Ashford's filings with the Securities and Exchange Commission (SEC) including Ashford’s definitive proxy statement filed with the SEC on April 1, 2019 and Ashford’s 10-K filed with the SEC on March 8, 2019.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$39,953	$51,529
Restricted cash	12,604	7,914
Accounts receivable, net	12,504	4,928
Due from affiliates	75	45
Due from Ashford Trust OP	4,416	5,293
Due from Braemar OP	2,031	1,996
Inventories	1,537	1,202
Prepaid expenses and other	3,713	3,902
Total current assets	76,833	76,809
Investments in unconsolidated entities	3,400	500
Furniture, fixtures and equipment, net	54,647	47,947
Operating lease right-of-use assets	26,151	—
Goodwill	65,112	59,683
Intangible assets, net	192,755	193,194
Other assets	1,208	872
Total assets	$420,106	$379,005
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$21,696	$24,880
Due to affiliates	1,176	2,032
Deferred income	68	148
Deferred compensation plan	160	173
Notes payable, net	2,933	2,595
Operating lease liabilities	2,396	—
Other liabilities	12,576	8,418
Total current liabilities	41,005	38,246
Deferred income	13,103	13,396
Deferred tax liability, net	31,806	31,506
Deferred compensation plan	11,108	10,401
Notes payable, net	21,672	15,177
Operating lease liabilities	23,767	—
Other liabilities	1,902	—
Total liabilities	144,363	108,726
MEZZANINE EQUITY
Series B cumulative convertible preferred stock, $25 par value, 8,120,000 shares issued and outstanding, net of discount at March 31, 2019 and December 31, 2018	201,338	200,847
Redeemable noncontrolling interests	3,810	3,531
EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding at March 31, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,470,293 and 2,391,541 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	25	24
Additional paid-in capital	287,129	280,159
Accumulated deficit	(216,703)	(214,242)
Accumulated other comprehensive income (loss)	(483)	(498)
Total stockholders’ equity of the Company	69,968	65,443
Noncontrolling interests in consolidated entities	627	458
Total equity	70,595	65,901
Total liabilities and equity	$420,106	$379,005

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
REVENUE
Advisory services:
Base advisory fee	$10,622	$10,711
Incentive advisory fee	170	452
Reimbursable expenses	2,509	1,949
Non-cash stock/unit-based compensation	5,758	9,292
Other advisory revenue	128	128
Audio visual	30,975	23,310
Project management	7,790	—
Other	5,368	2,326
Total revenue	63,320	48,168
EXPENSES
Salaries and benefits	14,760	13,468
Non-cash stock/unit-based compensation	8,026	13,089
Cost of revenues for audio visual	21,439	16,587
Cost of revenues for project management	2,712	—
Depreciation and amortization	4,527	1,040
General and administrative	7,975	6,255
Impairment	—	1,919
Other	1,339	846
Total operating expenses	60,778	53,204
OPERATING INCOME (LOSS)	2,542	(5,036)
Equity in earnings (loss) of unconsolidated entities	(275)	—
Interest expense	(297)	(143)
Amortization of loan costs	(69)	(23)
Interest income	20	112
Other income (expense)	(53)	(39)
INCOME (LOSS) BEFORE INCOME TAXES	1,868	(5,129)
Income tax (expense) benefit	(1,300)	(706)
NET INCOME (LOSS)	568	(5,835)
(Income) loss from consolidated entities attributable to noncontrolling interests	163	173
Net (income) loss attributable to redeemable noncontrolling interests	(21)	(61)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	710	(5,723)
Preferred dividends	(2,791)	—
Amortization of preferred stock discount	(491)	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,572)	$(5,723)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(1.06)	$(2.73)
Weighted average common shares outstanding - basic	2,419	2,094
Diluted:
Net income (loss) attributable to common stockholders	$(1.13)	$(2.84)
Weighted average common shares outstanding - diluted	2,449	2,115

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2019	2018
Net income (loss)	$568	$(5,835)
(Income) loss from consolidated entities attributable to noncontrolling interests	163	173
Net (income) loss attributable to redeemable noncontrolling interests	(21)	(61)
Net income (loss) attributable to the company	710	(5,723)
Interest expense	257	121
Amortization of loan costs	63	16
Depreciation and amortization	5,346	1,503
Income tax expense (benefit)	1,230	632
Net income (loss) attributable to redeemable noncontrolling interests	(4)	(12)
EBITDA	7,602	(3,463)
Equity-based compensation	2,156	3,793
Market change in deferred compensation plan	740	561
Change in contingent consideration fair value	15	213
Transaction costs	980	1,156
Software implementation costs	—	27
Reimbursed software costs	(641)	(237)
Impairment	—	1,919
Dead deal costs	87	—
Severance and executive recruiting costs	203	1,301
Amortization of hotel signing fees and lock subsidies	178	139
Other (gain) loss on disposal of assets	(26)	—
Foreign currency transactions (gain) loss	11	(36)
Adjusted EBITDA	$11,305	$5,373

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Net income (loss)	$568	$(5,835)
(Income) loss from consolidated entities attributable to noncontrolling interests	163	173
Net (income) loss attributable to redeemable noncontrolling interests	(21)	(61)
Preferred dividends	(2,791)	—
Amortization of preferred stock discount	(491)	—
Net income (loss) attributable to common stockholders	(2,572)	(5,723)
Amortization of loan costs	63	16
Depreciation and amortization	5,346	1,503
Net income (loss) attributable to redeemable noncontrolling interests	(4)	(12)
Preferred dividends	2,791	—
Amortization of preferred stock discount	491	—
Equity-based compensation	2,156	3,793
Market change in deferred compensation plan	740	561
Change in contingent consideration fair value	15	213
Transaction costs	980	1,156
Software implementation costs	—	27
Reimbursed software costs	(641)	(237)
Impairment	—	1,919
Dead deal costs	87	—
Severance and executive recruiting costs	203	1,301
Amortization of hotel signing fees and lock subsidies	178	139
Other (gain) loss on disposal of assets	(26)	—
Foreign currency transactions (gain) loss	11	(36)
GAAP income tax expense (benefit)	1,230	632
Adjusted income tax (expense) benefit (1)	(930)	(632)
Adjusted net income	$10,118	$4,620
Adjusted net income per diluted share available to common stockholders	$2.39	$1.72
Weighted average diluted shares	4,233	2,688

Components of weighted average diluted shares
Common shares	2,423	2,097
Series B cumulative convertible preferred stock	1,450	—
Deferred compensation plan	204	207
Stock options	70	331
OpenKey put option	31	17
J&S put option	46	27
Restricted shares	9	9
Weighted average diluted shares	4,233	2,688

Reconciliation of income tax expense (benefit) to adjusted income tax (expense) benefit
GAAP Income tax (expense) benefit	$(1,300)	$(706)
Less GAAP income tax (expense) benefit attributable to noncontrolling interests	(70)	(74)
GAAP Income tax (expense) benefit excluding noncontrolling interests	(1,230)	(632)
Less deferred income tax (expense) benefit	(300)	—
Adjusted income tax (expense) benefit (1)	$(930)	$(632)
(1) Income tax expense (benefit) is adjusted to exclude the effects of deferred income tax expense (benefit) because current income tax expense (benefit) (i) provides a more accurate period-over-period comparison of the ongoing operating performance of our advisory and hospitality products and services businesses, and (ii) provides more useful information to investors regarding our economic performance inclusive of the impacts from the Tax Cuts and Jobs Act. See Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31, 2019				Three Months Ended March 31, 2018
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fee - Trust	$8,045	$—	$—	$8,045	$8,604	$—	$—	$8,604
Incentive advisory fee - Trust	—	—	—	—	452	—	—	452
Reimbursable expenses - Trust	2,040	—	—	2,040	1,529	—	—	1,529
Non-cash stock/unit-based compensation - Trust	4,289	—	—	4,289	6,745	—	—	6,745
Base advisory fee - Braemar	2,577	—	—	2,577	2,107	—	—	2,107
Incentive advisory fee - Braemar	170	—	—	170	—	—	—	—
Reimbursable expenses - Braemar	469	—	—	469	420	—	—	420
Non-cash stock/unit-based compensation - Braemar	1,469	—	—	1,469	2,547	—	—	2,547
Other advisory revenue - Braemar	128	—	—	128	128	—	—	128
Audio visual	—	30,975	—	30,975	—	23,310	—	23,310
Project management	—	7,790	—	7,790	—	—	—	—
Other	1,429	3,939	—	5,368	489	1,837	—	2,326
Total revenue	20,616	42,704	—	63,320	23,021	25,147	—	48,168
EXPENSES
Salaries and benefits	—	5,498	8,008	13,506	—	2,149	10,426	12,575
Market change in deferred compensation plan	—	—	740	740	—	—	561	561
REIT non-cash stock/unit-based compensation expense	5,758	109	—	5,867	9,292	—	—	9,292
AINC and subsidiary non-cash stock/unit-based compensation expense	—	6	2,153	2,159	—	8	3,789	3,797
Reimbursable expenses	2,509	—	—	2,509	1,949	—	—	1,949
Cost of audio visual revenues	—	21,439	—	21,439	—	16,587	—	16,587
Cost of project management revenues	—	2,712	—	2,712	—	—	—	—
General and administrative	—	4,008	1,972	5,980	—	2,494	2,144	4,638
Depreciation and amortization	1,183	3,221	123	4,527	390	492	158	1,040
Impairment	—	—	—	—	1,863	—	56	1,919
Other	—	1,339	—	1,339	—	634	212	846
Total operating expenses	9,450	38,332	12,996	60,778	13,494	22,364	17,346	53,204
OPERATING INCOME (LOSS)	11,166	4,372	(12,996)	2,542	9,527	2,783	(17,346)	(5,036)
Other	—	(611)	(63)	(674)	19	(224)	112	(93)
INCOME (LOSS) BEFORE INCOME TAXES	11,166	3,761	(13,059)	1,868	9,546	2,559	(17,234)	(5,129)
Income tax (expense) benefit	(2,489)	(1,613)	2,802	(1,300)	(2,116)	(881)	2,291	(706)
NET INCOME (LOSS)	8,677	2,148	(10,257)	568	7,430	1,678	(14,943)	(5,835)
(Income) loss from consolidated entities attributable to noncontrolling interests	—	163	—	163	—	173	—	173
Net (income) loss attributable to redeemable noncontrolling interests	—	(25)	4	(21)	—	(73)	12	(61)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$8,677	$2,286	$(10,253)	$710	$7,430	$1,778	$(14,931)	$(5,723)
Interest expense	—	223	34	257	—	121	—	121
Amortization of loan costs	—	15	48	63	—	16	—	16
Depreciation and amortization	1,183	4,040	123	5,346	390	955	158	1,503
Income tax expense (benefit)	2,489	1,543	(2,802)	1,230	2,116	807	(2,291)	632
Net income (loss) attributable to redeemable noncontrolling interests	—	—	(4)	(4)	—	—	(12)	(12)
EBITDA	12,349	8,107	(12,854)	7,602	9,936	3,677	(17,076)	(3,463)
Equity-based compensation	—	4	2,152	2,156	—	4	3,789	3,793
Market change in deferred compensation plan	—	—	740	740	—	—	561	561
Change in contingent consideration fair value	—	15	—	15	—	—	213	213
Transaction costs	—	274	706	980	—	70	1,086	1,156
Software implementation costs	—	—	—	—	—	—	27	27
Reimbursed software costs, net	(641)	—	—	(641)	(237)	—	—	(237)
Impairment	—	—	—	—	1,863	—	56	1,919
Dead deal costs	—	—	87	87	—	—	—	—
Severance and executive recruiting costs	—	203	—	203	—	—	1,301	1,301
Amortization of hotel signing fees and lock subsidies	—	178	—	178	—	139	—	139
Other (gain) loss on disposal of assets	—	(26)	—	(26)	—	—	—	—
Foreign currency transactions (gain) loss	—	11	—	11	—	(36)	—	(36)
Adjusted EBITDA	11,708	8,766	(9,169)	11,305	11,562	3,854	(10,043)	5,373
Interest expense	—	(223)	(34)	(257)	—	(121)	—	(121)
Adjusted income tax (expense) benefit	(1,509)	(1,742)	2,321	(930)	(2,116)	(807)	2,291	(632)
Adjusted net income (loss)	$10,199	$6,801	$(6,882)	$10,118	$9,446	$2,926	$(7,752)	$4,620
Adjusted net income (loss) per diluted share available to common stockholders (1)	$2.41	$1.61	$(1.63)	$2.39	$3.51	$1.09	$(2.88)	$1.72
Weighted average diluted shares	4,233	4,233	4,233	4,233	2,688	2,688	2,688	2,688
(1) The sum of the adjusted net income (loss) per diluted share available to common stockholders as calculated for the segments may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31, 2019					Three Months Ended March 31, 2018
	Premier	J&S	OpenKey	Other (1)	Hospitality Products & Services	Premier	J&S	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Audio visual	$—	$30,975	$—	$—	$30,975	$—	$23,310	$—	$—	$23,310
Project management	7,790	—	—	—	7,790	—	—	—	—	—
Other	—	—	257	3,682	3,939	—	—	319	1,518	1,837
Total revenue	7,790	30,975	257	3,682	42,704	—	23,310	319	1,518	25,147
EXPENSES
Salaries and benefits	942	3,579	486	491	5,498	—	1,315	527	307	2,149
REIT non-cash stock/unit-based compensation expense	109	—	—	—	109	—	—	—	—	—
AINC and subsidiary non-cash stock/unit-based compensation expense	3	—	3	—	6	—	—	8	—	8
Cost of audio visual revenues	—	21,439	—	—	21,439	—	16,587	—	—	16,587
Cost of project management revenues	2,712	—	—	—	2,712	—	—	—	—	—
General and administrative	284	2,972	368	384	4,008	—	1,901	341	252	2,494
Depreciation and amortization	2,738	455	7	21	3,221	—	454	6	32	492
Other	—	18	93	1,228	1,339	—	—	295	339	634
Total operating expenses	6,788	28,463	957	2,124	38,332	—	20,257	1,177	930	22,364
OPERATING INCOME (LOSS)	1,002	2,512	(700)	1,558	4,372	—	3,053	(858)	588	2,783
Other	—	(333)	(1)	(277)	(611)	—	(209)	(7)	(8)	(224)
INCOME (LOSS) BEFORE INCOME TAXES	1,002	2,179	(701)	1,281	3,761	—	2,844	(865)	580	2,559
Income tax (expense) benefit	(426)	(887)	—	(300)	(1,613)	—	(746)	—	(135)	(881)
NET INCOME (LOSS)	576	1,292	(701)	981	2,148	—	2,098	(865)	445	1,678
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	177	(14)	163	—	(11)	156	28	173
Net (income) loss attributable to redeemable noncontrolling interests	—	(227)	202	—	(25)	—	(355)	282	—	(73)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$576	$1,065	$(322)	$967	$2,286	$—	$1,732	$(427)	$473	$1,778
Interest expense	—	184	—	39	223	—	118	—	3	121
Amortization of loan costs	—	11	3	1	15	—	10	3	3	16
Depreciation and amortization	2,738	1,226	3	73	4,040	—	924	3	28	955
Income tax expense (benefit)	426	817	—	300	1,543	—	672	—	135	807
EBITDA	3,740	3,303	(316)	1,380	8,107	—	3,456	(421)	642	3,677
Equity-based compensation	3	—	1	—	4	—	—	4	—	4
Change in contingent consideration fair value	—	15	—	—	15	—	—	—	—	—
Transaction costs	—	199	—	75	274	—	64	—	6	70
Severance and executive recruiting costs	—	183	20	—	203	—	—	—	—	—
Amortization of hotel signing fees and lock subsidies	—	140	38	—	178	—	128	11	—	139
Other (gain) loss on disposal of assets	—	(26)	—	—	(26)	—	—	—	—	—
Foreign currency transactions (gain) loss	—	11	—	—	11	—	(36)	—	—	(36)
Adjusted EBITDA	3,743	3,825	(257)	1,455	8,766	—	3,612	(406)	648	3,854
Interest expense	—	(184)	—	(39)	(223)	—	(118)	—	(3)	(121)
Adjusted income tax (expense) benefit	(1,073)	(325)	—	(344)	(1,742)	—	(672)	—	(135)	(807)
Adjusted net income (loss)	$2,670	$3,316	$(257)	$1,072	$6,801	$—	$2,822	$(406)	$510	$2,926
Adjusted net income (loss) per diluted share available to common stockholders (2)	$0.63	$0.78	$(0.06)	$0.25	$1.61	$—	$1.05	$(0.15)	$0.19	$1.09
Weighted average diluted shares	4,233	4,233	4,233	4,233	4,233	2,688	2,688	2,688	2,688	2,688
(1) Represents RED Hospitality & Leisure LLC, Pure Wellness and Lismore Capital LLC.
(2) The sum of the adjusted net income (loss) per diluted share available to common stockholders as calculated for the subsidiaries may differ from the Hospitality Products & Services total due to rounding.